EXHIBIT 5.1

              Opinion of Malizia, Spidi, Sloane & Fisch, P.C. as to
                the validity of the Common Stock being registered

                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                               One Franklin Square
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005

                            Telephone: (202) 434-4660
                           Telecopier: (202) 434-4661

                                                    WRITER'S DIRECT DIAL NUMBER



August 25, 1997

Board of Directors
Green Street Financial Corp
241 Green Street
Fayetteville, North Carolina 28301

      RE:   Registration Statement on Form S-8:
            ----------------------------------
            Green Street Financial Corp 1996 Stock Option Plan

Members of the Board:

      We have acted as special counsel to Green Street Financial Corp, a North Carolina corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 429,812 shares of common stock (the "Common Stock") of the Company which may be issued upon the exercise of options granted or which may be granted under the Green Street Financial Corp 1996 Stock Option Plan (the
"Plan"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

      We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the exercise of options granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid, and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included under the caption "Legal Opinion" in the Prospectus which is a part of the Registration Statement.

                                          Sincerely,


                                          /s/ Malizia, Spidi, Sloane & Fisch
                                          Malizia, Spidi, Sloane & Fisch, P.C.